EXHIBIT 5.1

STRADLING YOCCA CARLSON & RAUTH, P.C. 660 NEWPORT CENTER DRIVE, SUITE 1600 NEWPORT BEACH, CA 92660-6422 SYCR.COM	NEWPORT BEACH RENO SAN DIEGO SACRAMENTO SAN FRANCISCO SANTA BARBARA SANTA MONICA

February 4, 2015

VolitionRX Limited

1 Scotts Road

#24-05 Shaw Centre

Singapore  228208

Re:

VolitionRX Limited Registration Statement on Form S-1

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by VolitionRX Limited, a Delaware corporation (the “Company”), of a Registration Statement on Form S-1 (Filing No. 333-200628) (as amended, and as may be further amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the underwritten public offering of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, having an aggregate offering price of up to $11.50 million, which includes Shares that may be sold by the Company pursuant to the exercise of an over-allotment option granted to the underwriters by the Company.  The Shares are being sold to the underwriters named in, and pursuant to, an underwriting agreement to be entered into by and among the Company and such underwriters.

In connection with the preparation of this opinion, we have examined such documents and considered such questions of law as we have deemed necessary or appropriate.  We have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the genuineness of all signatures.  As to questions of fact material to our opinions, we have relied upon the certificates of certain officers of the Company.

In our capacity as your counsel in connection with the registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares.  For purposes of this opinion, we have assumed that such proceedings to be taken in the future will be timely completed in the manner presently proposed and that the terms of the offering will otherwise be in compliance with law.

For purposes of this opinion, we have also assumed that, prior to and at the time of the issuance of any of the Shares, the Company shall have a sufficient number of authorized but unissued shares under the Company’s Amended and Restated Certificate of Incorporation.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in the manner described in the underwriting agreement and the Registration Statement, will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

February 4, 2015

We are members of the Bar of the State of California and, accordingly, do not purport to be experts on or to be qualified to express any opinion herein concerning, nor do we express any opinion herein concerning, any laws other than the laws of the State of California and the General Corporation Law of the State of Delaware.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is intended solely for use in connection with the issuance and sale of the Shares pursuant to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

/s/ STRADLING YOCCA CARLSON & RAUTH

STRADLING YOCCA CARLSON & RAUTH